Exhibit 10.2

___________, 2026

Chicago Atlantic Real Estate Finance, Inc.

1680 Michigan Avenue, Suite 700

Miami Beach, Florida 33139

Re:	Chicago Atlantic Real Estate Finance, Inc. - Subscription Lock-up

Dear Sir or Madam:

The undersigned (the “Investor”) is delivering this letter agreement (this “Lock-Up Letter”) to you in connection with the subscription for and issuance of certain shares of the common stock, par value $0.01 per share (the “Shares”), of Chicago Atlantic Real Estate Finance, Inc., a Maryland corporation (the “Company”). The Investor acknowledges that the Shares are being issued pursuant to and in connection with the transactions more fully described in that certain Private Placement Memorandum, dated June 18, 2026, previously delivered by the Company to the Investor (collectively, the “Transaction”).

In order to induce the Company to proceed with the closing (the “Closing”) of the issuance of the Shares, and in recognition of the benefit that the issuance of the Shares will confer upon the Investor as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby agrees with the Company that the Investor will not, without the prior written consent of the Company in its sole and absolute discretion, directly or indirectly, (i) offer, pledge, or sell, by contract, option, right or otherwise, any shares of common stock issued to the Investor in connection with the Transaction (the “Subscribed Shares”) beneficially owned by the Investor (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or lend, grant or otherwise transfer or dispose of any such Subscribed Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic characteristics of ownership of such Subscribed Shares (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such Subscribed Shares, in cash or otherwise), during the period commencing upon the consummation of the Transaction (the “Closing Date”) and ending, with respect to each Subscribed Share, on the applicable Release Date (as defined below) for such Subscribed Share (such period, the “Lock-Up Period”). The Subscribed Shares shall be released from the restrictions set forth in this Lock-Up Letter in accordance with the following schedule: (a) on the date that is three (3) months after the Closing Date, twenty percent (20%) of the Subscribed Shares shall be released from such restrictions; and (b) on the date that is six (6) months after the Closing Date, all remaining Subscribed Shares shall be released from such restrictions (each such date, a “Release Date”).

The Investor agrees that during the Lock-up Period the Subscribed Shares owned by the Investor shall bear the legends set forth in Exhibit A attached hereto.

The Investor acknowledges and understands that the Company will rely upon the agreements set forth herein in proceeding with the Closing. The Investor agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of Subscribed Shares except in compliance with the terms and conditions of this Lock-Up Letter and the Securities Act of 1933, as amended (the “Securities Act”), and the applicable securities acts or similar statutes of the jurisdiction in which the Investor resides, including all regulations and rules of such laws, together with applicable published policy statements, instruments, notices and blanket orders or rulings of general applications.

The Company hereby agrees that, upon the expiration of the Lock-Up Period or upon any earlier permitted transfer of Subscribed Shares in accordance with this Lock-Up Letter, the Company shall (i) cooperate with the transfer agent and the Investor to effect the prompt removal of the legends set forth in Exhibit A from any Subscribed Shares that are no longer subject to the restrictions set forth herein, (ii) take all actions reasonably necessary to cause the transfer agent to remove such legends and withdraw any related stop transfer instructions, and (iii) at its sole cost and expense, procure any opinion of counsel from the Company's counsel as may be required by the transfer agent to effect such legend removal.

In addition, the Company hereby agrees that if, upon the expiration of the Lock-Up Period, Rule 144 (or other resale exemption) is not available to the Investor to sell its Subscribed Shares, the Company will use its commercially reasonable efforts to register on an appropriate registration statement the resale of such Subscribed Shares on behalf the Investor, at the Company's sole cost and expense.

The Shareholder further acknowledges that, as described in the Private Placement Memorandum, dated June 18, 2026, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chicago Atlantic BDC, Inc. (“LIEN”) pursuant to which, if approved by shareholders of the Company and LIEN, the Company will merge with and into LIEN with LIEN as the surviving entity (the “Merger”). Upon approval of the Merger by the shareholders of the Company and LIEN, Shareholder’s shares of the Company will be exchanged for registered shares of LIEN in an amount equal to the exchange ratio included in the Merger Agreement. The LIEN shares received in the Merger will be registered pursuant to a registration statement on Form N-14 and such shares will be freely tradable under the federal securities laws, subject to the expiration of the Lock-Up Period.

Notwithstanding anything to the contrary herein, the restrictions and obligations set forth in this Lock-Up Letter shall apply equally to (a) any shares of common stock or other equity securities of any successor entity to the Company (whether by merger, consolidation, reorganization or otherwise, including, without limitation, in connection with the Merger), and (b) any shares of common stock or other equity securities issued or issuable in exchange for, in conversion of, or in respect of the Subscribed Shares in connection with any such transaction (collectively, “Successor Securities”). Any references in this Lock-Up Letter to the “Subscribed Shares” shall be deemed to include such Successor Securities, and the Investor agrees to be bound by the terms of this Lock-Up Letter with respect to such Successor Securities to the same extent as with respect to the Subscribed Shares.

This Lock-Up Letter shall be binding on the Investor and such person’s respective successors, heirs, personal representatives and assigns. The lock-up provisions set forth in this Lock-Up Letter shall terminate on the date that is six (6) months after the Closing Date.

This Lock-Up Letter shall be governed by the internal laws of the State of Maryland, without regard to the conflict of laws principles thereof.

No term or provision of this Lock-Up Letter may be amended, changed, waived, discharged or terminated except with the written consent of the Investor and the Company.

[The Remainder of this Page is Intentionally Left Blank]

Sincerely,

By:
Name:
Title:

Accepted and agreed:

Chicago Atlantic Real Estate Finance, Inc.

By:
Name:
Title:

Important Note: If you wish to have your Subscribed Shares issued to a different person, entity or trust other than in the name in which you are invested through a Koach Fund, you must have that person, entity or trust execute this Lock-Up Letter.

Exhibit A

LOCK-UP LEGENDS

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER HEREOF NOT TO SELL SUCH SHARES UNTIL (A) WITH RESPECT TO TWENTY PERCENT (20%) OF SUCH SHARES, THREE (3) MONTHS AFTER THE CLOSING DATE (AS DEFINED IN THE LOCK-UP LETTER DATED [●], 2026), AND (B) WITH RESPECT TO THE REMAINDER OF SUCH SHARES, SIX (6) MONTHS AFTER THE CLOSING DATE, UNLESS AN OPINION OF COUNSEL IS PROVIDED SATISFACTORY TO THE COMPANY THAT SUCH EARLIER SALE IS PERMISSIBLE UNDER THE AFOREMENTIONED AGREEMENT; PROVIDED THAT THE COMPANY (OR ANY DULY APPOINTED TRANSFER AGENT) WILL REMOVE SUCH LEGEND FORTHWITH UPON REQUEST BY THE REGISTERED HOLDER WITH RESPECT TO ANY DOCUMENTS, LEDGERS OR INSTRUMENTS EVIDENCING THE REGISTERED HOLDER’S OWNERSHIP OF SHARES THAT ARE NO LONGER SUBJECT TO THE LOCK-UP PERIOD, AND WITHDRAW ANY STOP TRANSFER INSTRUCTIONS WITH RESPECT TO SUCH SHARES BY VIRTUE OF THE LOCK-UP LETTER.